EXHIBIT 4.1



NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.



                          COMMON STOCK PURCHASE WARRANT
                             #_____________________

                TO PURCHASE __________ SHARES OF COMMON STOCK OF

                            BULLION RIVER GOLD CORP.

                              DATED: ______________

       THIS COMMON STOCK PURCHASE WARRANT (the "WARRANT") certifies that, for value received, _____________ (the "HOLDER"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the "INITIAL EXERCISE DATE") and by the close of business on the second anniversary of the Initial Exercise Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the "COMPANY"), up to ____________ shares (the "WARRANT SHARES") of common stock, par value $0.001 per share, of the Company (the "COMMON STOCK"). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in
Section 2(a).

1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Unit Purchase Agreement (the "PURCHASE AGREEMENT"), dated ____________, among the Company and the Holder as Purchaser.

2.     EXERCISE.

       (a) EXERCISE PRICE. The exercise price of the Common Stock under this Warrant is $0.25.

       (b) EXERCISE OF WARRANT. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o'clock in the afternoon, Pacific Standard Time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Exercise Notice (attached hereto as Exhibit A), and, (ii) within 5 Trading Days of delivering the Exercise Notice to the Company, (A) this Warrant, and (B) with payment to the Company of the Exercise Price (the "EXERCISE AMOUNT").

       (c)    EXERCISE LIMITATIONS.

              (i) The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder's Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding. For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder's exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder's or its Affiliates' exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially. Except as set forth in the foregoing sentence, for the purposes of this Section 2(b), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 ("EXCHANGE ACT").

              (ii) The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of an Exercise Notice is deemed to be the Holder's declaration that the Holder has determined that this Warrant is exercisable as set out in the Exercise Notice and subject to the limitations in this Section 2(b); and the Company is not obliged to verify or confirm the accuracy of the Holder's determination.

              (iii) For the purposes of this Section 2(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company's Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company's Transfer Agent stating the number of shares of Common Stock outstanding. If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

       (d)    MECHANICS OF EXERCISE.

              (i) CASH PAYMENT. Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of shares of Common Stock specified in the Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

              (ii) CASHLESS EXERCISE.

                     (1) Payment upon exercise may be made at the option of the Holder either (i) in cash as described in Section (d)(i) above, or (ii) cashlessly in accordance with Section
                     (d)(ii)(2) below, or (iii) by a combination of either of the foregoing methods, for the number of shares of Common Stock specified in the Exercise Notice (as such exercise number is adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder under the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock determined as provided herein.

                     (2) If the Fair Market Value (defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                    X=Y (A-B)
                                      -------
                                         A

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                     Where: X = the number of shares of Common Stock to be
                                issued to the Holder

                            Y = the number of shares of Common Stock purchasable
                                under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                            A = the Fair Market Value of one share of the
                                Company's Common Stock (at the date of such calculation)

                            B = Exercise Price (as adjusted to the date of such
                                calculation)

                     (3) The Holder may employ the cashless exercise feature described in Section (2) above only if the shares underlying the Warrant are not registered.

                     (4) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

                     (5) Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                            (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                            (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date; or

                            (c) If the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

       (e) AUTHORIZATION OF WARRANT SHARES. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

       (f) DELIVERY OF CERTIFICATES UPON EXERCISE. The Company's transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Exercise Notice within 5 Trading Days from the later of (A) the Company's receipt of the Exercise Notice, (B) the Holder's surrender of this Warrant, and (C) the Company's receipt of the Exercise Amount as set out in Section 2(b) ("WARRANT SHARE DELIVERY DATE"). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company ("EXERCISE DATE"); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

       (g) DELIVERY OF NEW WARRANTS UPON EXERCISE. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

       (h) RESCISSION RIGHTS. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section (h) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

       (i) NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

       (j) CHARGES, TAXES AND EXPENSES. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

       (k) CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3.     CERTAIN ADJUSTMENTS.

       (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

       (b) FUNDAMENTAL TRANSACTION. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the "ALTERNATE CONSIDERATION"). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder's right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

       (c) CALCULATIONS. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

       (d) NOTICE TO HOLDERS. If the Company makes adjustments under this
       Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4. WARRANT REGISTER. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

5.     MISCELLANEOUS.

       (a) ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

       (b) NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE DATE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

       (c) LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

       (d) SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

       (e) AUTHORIZED SHARES.

              (i) The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

              (ii) Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

       (f) JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

       (g) RESTRICTIONS. The Holder acknowledges that the Holder's sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

       (h) NO WAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder's rights, powers or remedies.

       (i) NOTICE. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

       (j) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

       (k) AMENDMENT. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

       (l) SEVERABILITY. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

       (m) HEADINGS. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.



IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.


Dated:

                                        BULLION RIVER GOLD CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                 EXERCISE NOTICE
                   (To be signed only on exercise of Warrant)

TO: Bullion River Gold Corp.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

___    ________ shares of the Common Stock covered by such Warrant; and/or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the Cashless Exercise procedure set forth in Section 2(d)(ii).


The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is an aggregate of $_______________________. Such payment takes the form of (check applicable box or boxes):

___    $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation).


The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________
whose address is ______________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.


Dated: ___________________             _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                    EXHIBIT B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

       For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of BULLION RIVER GOLD CORP. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of BULLION RIVER GOLD CORP. with full power of substitution in the premises.


------------------- ---------------------------- -------------------------------
   Transferees         Percentage Transferred           Number Transferred
------------------- ---------------------------- -------------------------------

------------------- ---------------------------- -------------------------------

------------------- ---------------------------- -------------------------------

------------------- ---------------------------- -------------------------------



Dated: ______________, ____            _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

___________________________            _________________________________________
        (Name)                         _________________________________________
                                          (address)

ACCEPTED AND AGREED:                   _________________________________________
[TRANSFEREE]                           _________________________________________
                                          (address)

___________________________
        (Name)